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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
         OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _______)

Check the appropriate box:

x        Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

SEA SHELL GALLERIES, INC.
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(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

         x        No fee required

                  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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                            SEA SHELL GALLERIES, INC.
                                 225 Oser Drive
                               Happaugue, NY 11788
                             Telephone: 843-686-5592
                             Facsimile: 843-686-5595

                              INFORMATION STATEMENT

                CHANGE OF NAME TO CYFIT WELLNESS SOLUTIONS, INC.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement of Sea Shell Galleries, Inc. (the "Company") relates to a proposal to change our corporate name to CYFIT WELLNESS SOLUTIONS, INC. The Board of Directors has unanimously adopted a resolution proposing to amend the Company's Articles of Incorporation to change the name of the Company from "Sea Shell Galleries, Inc." to "CYFIT WELLNESS SOLUTIONS, INC." (the "Amendment") effective upon approval by the shareholders of the Company and the filing of the Articles of Amendment to the Company's Articles of Incorporation with the State of Nevada.

         The holders of a majority of the outstanding shares of Common Stock of the Company have advised that they intend to consent to the Amendment. Therefore, the Company anticipates that the Amendment will be approved. Since these shares will be sufficient to approve the proposal we are not holding a meeting to vote on the proposal or soliciting consents from other shareholders.

         It is anticipated that the Amendment will be filed as soon as practicable following consent by the shareholders which is expected to take place on the 20th day following mailing of this Information Statement on or
about May        , 2001.

         The Board of Directors believes that the name CYFIT WELLNESS SOLUTIONS, INC. more effectively identifies the Company with its major business and is thus better suited as the name of the Company than its present name.

         Effective March 1, 2001, the Company acquired approximately 85% of the shares of outstanding common stock of Cyfit Wellness Solutions, Inc., a Delaware corporation ("Cyfit") pursuant to a Share Exchange Agreement dated February 23, 2001 among the Company, Cyfit and holders of over 85% of the common stock of Cyfit ( the "Agreement"). The transactions contemplated by the Agreement were intended to be a tax-free exchange pursuant to Section 368 of the Internal Revenue Code of 1986. As a result of the share exchanges pursuant to the Agreement, the Company issued 17,930,550 shares of its common stock in exchange for a like amount of shares of Cyfit surrendered by Cyfit shareholders. Prior to the closing, and as a condition thereto, 11,950,000 shares of common stock of the Company were returned to the Company for cancellation, which reduced the number of outstanding shares to 2,700,000. In


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addition, all of the Company's Class A and Class B warrants were cancelled.
Thus, as of March 1, 2001, there were 20,630,550 shares of common stock of the Company outstanding. Management believes that most, if not all of the remaining shareholders of Cyfit will exchange their shares, for shares of the Company in the near future. If all the remaining outstanding shares of Cyfit are exchanged by their holders, an additional 2,469,450 shares will be issued by the Company in exchange therefor.

         The Agreement contemplates that the holders of the Company's Class C warrants to acquire 2,610,000 shares of the Company's common stock can continue to exercise such warrants at $4.00 per share. In addition, there are holders of warrants to acquire 550,000 shares and 10,000 shares of Cyfit's common stock exercisable at $0.10 and $0.50 respectively. In accordance with the Agreement, holders of Cyfit's warrants will have the right to acquire the Company's shares in lieu of Cyfit shares, according to the same terms and conditions.

         In connection with the Agreement, the former officers and directors of the Company resigned from their positions. The following named persons, who are also officers and/or directors of Cyfit, now hold the positions indicated with the Company:

                  Eugene Fernandez         Director, Chairman of the Board

                  Richard Kephart          Director, Secretary

                  John Como                Director and President

         Only shareholders of record at the close of business on April 25, 2001 (the "Record Date") are entitled to notice of the action to be taken by written consent. At the close of business on the Record Date, the Company had 21,213,700 shares of its Common Stock issued and outstanding.

         A vote of the holders of a majority of the issued and outstanding shares is required to approve the Amendment. All holders of record as of the Record Date may submit written consents to the Company with respect to the Amendment, however, no such consents are being solicited. No appraisal or other similar rights are available to dissenters of the Amendment.

         The Company will bear all of the costs of the preparation and dissemination of this Information Statement. No consideration has been or will be paid to any officer, director, or employee of the Company in connection with the proposed Amendment or the preparation and dissemination of this Information Statement or otherwise in connection with the proposed Amendments.

         Correspondence with respect to the proposed Amendment should be addressed to the Secretary of the Company at the Company's principal executive offices at 225 Oser Drive, Happaugue, NY 11788.


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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

                                                                Shares Beneficially Owned
                                                     -----------------------------------------------
Name and Address                                     Number of Shares           Percentage of Class
----------------                                     ----------------           -------------------

Eugene Fernandez(1)                                      6,659,427                    31.44%

Richard Kephart(1)                                         594,958                     2.80%

John Como(1)                                               599,966                     2.83%

Christopher Miles                                        1,325,000                     6.25%
356 Pine Avenue
Pacific Grove, CA 93950

Gento Construction                                       1,577,768                     7.44%
10 Wesley Court
Congers, NY 10920

Four in One Limited Partner, LP                          1,137,420                     5.36%
1 South Street
Selden, NY 11784

All directors and executive officers                     7,854,349                    37.07%
as a group (3 persons)

(1) Address for this shareholder is:
c/o Cyfit Wellness Solutions, Inc.
225 Oser Drive,
Happaugue, NY 11788

By order of the Board of Directors.

                                             Richard Kephart, Secretary


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